As filed with the Securities and Exchange Commission on June 7, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bristow Group Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1455213 (I.R.S. Employer Identification Number)

3151 Briarpark Drive, Suite 700 Houston, Texas 77042 (713) 267-7600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bristow Group Inc. 2021 Equity Incentive Plan (Full title of the plan)

Elizabeth Matthews
Senior Vice President, General Counsel,
Head of Government Affairs, and Corporate Secretary
3151 Briarpark Drive, Suite 700
Houston, Texas 77042
(Name and address of agent for service)

(713) 267-7600
 (Telephone number, including area code, of agent for service)

With a copy to:
Matthew R. Pacey, P.C. Atma J. Kabad Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Bristow Group Inc., a Delaware corporation (the “Company”), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 490,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to its 2021 Equity Incentive Plan, as amended (the “Plan”). The Board of Directors of the Company recommended for approval and, on June 7, 2023, the stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 1,640,000 shares to 2,130,000 shares. On August 3, 2021, the Company filed a Registration Statement on Form S-8 (No. 333-258417) registering 1,343,792 shares of Common Stock for issuance under the Plan (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
    Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated by reference in this Registration Statement:
(a)The Company’s Annual Report on Form 10-KT for the transition period ended December 31, 2022, filed with the SEC on March 9, 2023;
(b)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;
(c)The Company’s Current Reports on Form 8-K filed with the SEC on January 13, 2023, January 30, 2023, February 10, 2023, March 9, 2023, and May 3, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any related exhibit);
(d)The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2023; and
(e)The description of the Common Stock contained in Exhibit 4.3 of the Company’s Annual Report on Form 10-KT filed with the SEC on March 9, 2023, as the Company may update that description from time to time.
    Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.
    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits
    The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit Number	Description
3.1*
Amended and Restated Certificate of Incorporation of Era Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2018).

3.2*
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Era Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2020).

3.3*
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Era Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2020).

3.4*	Amended and Restated Bylaws of Bristow Group Inc. (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2020).
4.1*
Form of Common Stock Certificate of Era Group Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on January 08, 2013, as amended).

4.2*	Bristow Group Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A filed on June 21, 2021).
4.3*	Amendment No. 1 to Bristow Group Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2023).
5.1**	Legal Opinion of Kirkland & Ellis LLP.
23.1**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2**	Consent of KPMG LLP, independent registered public accounting firm.
24.1**	Powers of Attorney (included on the signature page of this Registration Statement).
107**	Filing Fee Table.
* Incorporated by reference to the filing indicated. ** Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of June, 2023.
Bristow Group Inc.

By:     /s/ Jennifer D. Whalen
Name: Jennifer D. Whalen
Title: Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Elizabeth Matthews as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of June, 2023.

Signature	Title

/s/ Christopher S. Bradshaw	President and Chief Executive Officer, and Director
Christopher S. Bradshaw	(Principal Executive Officer)

/s/ Jennifer D. Whalen	Senior Vice President, Chief Financial Officer
Jennifer D. Whalen	(Principal Financial Officer)

/s/ Richard Tatum	Vice President, Chief Accounting Officer
Richard Tatum	(Principal Accounting Officer)

/s/ Lorin L. Brass	Director
Lorin L. Brass

/s/ Wesley E. Kern	Director
Wesley E. Kern

/s/ Robert J. Manzo	Director
Robert J. Manzo

/s/ G. Mark Mickelson	Chairman of the Board and Director
G. Mark Mickelson

/s/ General Maryanne Miller, Ret.	Director
General Maryanne Miller, Ret.

/s/ Christopher Pucillo	Director
Christopher Pucillo

/s/ Brian D. Truelove	Director
Brian D. Truelove